Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated June 14, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Orion Energy Systems, Inc. on Form 10-K for the year ended March 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Orion Energy Systems, Inc. on Form S-8 (File No. 333-148401, effective December 28, 2007).
/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
June 14, 2010